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Exhibit 4(h)



                                                                  EXECUTION COPY
                                                                  --------------



                       FIFTH AMENDMENT TO CREDIT AGREEMENT

                  This Fifth Amendment to Credit Agreement dated as of March 3, 1997 (this "Amendment"), is entered into among Insilco Corporation, a Delaware corporation (with its successors and permitted assigns, the "Borrower"), the financial institutions from time to time party thereto as lenders (the "Lenders"), the financial institutions from time to time party thereto as issuing banks (the "Issuing Banks"), Citicorp USA, Inc. ("Citicorp") and Goldman Sachs Credit Partners L.P. (formerly Pearl Street, L.P.), in their separate capacities as Co-Agents for the Lenders and the Issuing Banks (the "Co-Agents") and Citicorp, in its separate capacity as administrative and collateral agent for the Lenders and the Issuing Banks (with its successors and permitted assigns in such capacity, the "Administrative Agent"), and amends the Credit Agreement dated as of October 21, 1994, as amended by the First Amendment to Credit Agreement dated as of November 21, 1994, the Second Amendment to Credit Agreement dated as of March 8, 1995, the Third Amendment to Credit Agreement dated as of July 18, 1995 and the Fourth Amendment to Credit Agreement dated as of June 21, 1996 (as so amended as amended hereby and as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement") entered into among the Borrower, the Lenders, the Issuing Banks, the Co-Agents and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, pursuant to a Consent dated as of February 4, 1997, the Requisite Lenders consented to the sale by the Borrower and Rolodex Corporation of substantially all the assets of the Borrower's Rolodex business (the "Rolodex Sale") on the condition that, concurrently with the consummation of the Sale, the Net Cash Proceeds arising from the consummation of such sale be applied to the Obligations in accordance with Section 3.01(b) of the Credit Agreement;

                  WHEREAS, the Borrower has requested the undersigned Lenders,
(i) to defer application of such Net Cash Proceeds arising from the Rolodex Sale required to be applied to the Obligations pursuant to Section 3.01(b) of the Credit Agreement immediately upon the consummation of such sale to a date no later than December 30, 1997, (ii) to place such Net Cash Proceeds in one or more investment accounts pledged to the Administrative Agent as security for the Obligations and to invest such proceeds in cash and Cash Equivalents and (iii) to amend certain financial covenants contained in Article X of the Credit Agreement, in each


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case substantially along the lines set forth in that certain letter dated
February 20, 1997 from the Borrower to the Administrative Agent, a copy of which is attached hereto as Exhibit A; and

                  WHEREAS, the parties hereto desire to amend the Credit Agreement as hereinafter set forth;

                  NOW, THEREFORE, in consideration of the above premises, the Borrower, Lenders party hereto, the Issuing Banks, the Co-Agents and the Administrative Agent agree as follows:

                  SECTION 1. AMENDMENT TO THE CREDIT AGREEMENT. The Credit Agreement is, effective as determined pursuant to
Section 3 hereof, hereby amended as follows:

                  1.01 Section 6.01(g) of the Credit Agreement is amended by adding the following immediately prior to the period at the end thereof:

         and except the deposit of the Net Cash Proceeds arising from the sale of the Borrower's Rolodex business into one or more investment accounts as permitted pursuant to Section 2 of the Fifth Amendment to Credit Agreement dated as of March 3, 1997 in anticipation of a potential dividend to the shareholders of the Borrower (it being understood and agreed that the payment of such dividend shall not be permitted unless expressly permitted by the Requisite Lenders pursuant to SECTION 9.06)

                  1.02 Section 10.02 (Minimum Fixed Charge Coverage Ratio) of the Credit Agreement is amended by replacing the existing ratios set forth opposite the following fiscal periods set forth below with the following ratios set forth opposite such periods:

                  First fiscal quarter of 1997                1.25 to 1
                  Second fiscal quarter of 1997               1.25 to 1
                  Third fiscal quarter of 1997                1.25 to 1

                  1.03 Section 10.03 (Minimum Interest Coverage Ratio) of the Credit Agreement is amended by replacing the existing ratios set forth opposite the following fiscal periods set forth below with the following ratios set forth opposite such periods:

                  First fiscal quarter of 1997                 3.75 to 1
                  Second fiscal quarter of 1997                3.75 to 1
                  Third fiscal quarter of 1997                 3.75 to 1

                  1.04 Section 10.04 (Maximum Leverage Ratio) of the Credit Agreement is amended by replacing the existing ratios set

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forth opposite the following fiscal periods set forth below with the following ratios set forth opposite such periods:

                  First fiscal quarter of 1997                 3.25 to 1
                  Second fiscal quarter of 1997                3.25 to 1
                  Third fiscal quarter of 1997                 3.25 to 1

                  SECTION 2.  CONSENT.

                  2.01 The Lenders hereby agree that, so long as no Event of Default has occurred and is continuing on the date of the consummation of the Rolodex Sale, the Borrower shall be entitled to defer application of the Net Cash Proceeds arising from the Rolodex Sale required to be applied to the Obligations pursuant to Section 3.01(b) of the Credit Agreement immediately upon the consummation of such sale to a date no later than December 30, 1997; PROVIDED, HOWEVER, such agreement shall be subject to the following conditions:
(i) All such Net Cash Proceeds (LESS an amount equal to the lesser of (A) 50% of such Net Cash Proceeds and (B) the amount of Investments and Capital Expenditures made by the Borrower or any of the Restricted Subsidiaries in their respective businesses during the 180 day period following the consummation of the Rolodex Sale) shall be applied to the Obligations in accordance with Section 3.01(b)(vii) of the Credit Agreement by no later than December 30, 1997, (ii) prior to the application thereof to the Obligations, such Net Cash Proceeds shall be held by the Administrative Agent in one or more investment accounts (it being understood that such proceeds may be transferred to additional investment accounts opened after the date of the consummation of the Rolodex Sale) acceptable to the Administrative Agent (each an "Investment Account") pursuant to an investment account agreement in respect of each such account to be entered into between the Borrower, the Administrative Agent and the financial institution (which shall be a Lender) where such account is located, in each case in form and substance satisfactory to the Administrative Agent (each an "Investment Account Agreement"), which agreements shall constitute Loan Documents and shall, among other things, (x) provide the Administrative Agent with a perfected first priority Lien on each Investment Account and all amounts on deposit in such account and any investments made with amounts on deposit in such account and (y) give the Administrative Agent the right, among other things, upon the occurrence and during the continuance of an Event of Default, to liquidate any outstanding investments made from amounts on deposit in each Investment Account and to apply all such amounts and any other amounts on deposit in such Investment Account immediately to the Obligations in accordance with Section 3.02(b)(ii) of the Credit Agreement, (iii) amounts on deposit in any Investment Account may, at the direction of the Borrower, be invested in Cash Equivalents, but only to the extent that the Administrative Agent is able to obtain or retain a first priority perfected Lien in such

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investments, and (iv) interest on, and other income received in respect of investments made with, amounts on deposit in each Investment Account shall be applied from time to time at the request of the Borrower to the Revolving Loans, it being understood and agreed that the Administrative Agent shall only apply such interest and other income to the Obligations to the extent such amount is in excess of the original amount of Net Cash Proceeds deposited in such Investment Account.

                  SECTION 3. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall become effective as of the date hereof on the date (the "Amendment Effective Date") when the following conditions precedent have been satisfied (unless waived by the Requisite Lenders or unless the deadline for delivery has been extended by the Administrative Agent):

                  3.01 (a) CERTAIN DOCUMENTS. The Administrative Agent shall have received on or before the Amendment Effective Date all of the following, all of which, except as otherwise specifically described below, shall be in form and substance satisfactory to the Administrative Agent and in sufficient copies for each of the Lenders:

                      (i) This Amendment executed by the Borrower and each of Lenders;

                      (ii) An Investment Account Agreement in respect of each Investment Account into which Net Cash Proceeds from the Rolodex Sale are intended to be deposited initially, duly executed by the Administrative Agent, the Borrower and the financial institution where such Investment Account is located;

                     (iii) To the extent not covered to the satisfaction of the Administrative Agent by an appropriate certificate previously delivered to the Administrative Agent in connection with the Credit Agreement, a certificate of the Secretary or Assistant Secretary of the Borrower dated the Amendment Effective Date certifying (A) the names and true signatures of the incumbent officers of the Borrower authorized to sign this Amendment, each Investment Account Agreement and the other documents to be executed in connection with this Amendment, (B) the resolutions of the Borrower's Board of Directors approving and authorizing the execution, delivery and performance of this Amendment, each Investment Account Agreement and the other documents to be executed in connection with this Amendment and (C) that there have been no changes in the Certificate of Incorporation or By-Laws of the Borrower since the Closing Date;

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                      (iv)  Good Standing Certificates certified by the
         Secretary of State of Delaware relating to the Borrower;

                       (v) A favorable opinion of Borrower's counsel as to such matters as the Administrative Agent shall reasonably request; and

                      (vi)  Such additional documentation as the
         Administrative Agent, the Co-Agents or the Requisite Lenders may reasonably require.

                  3.02 Each of the representations and warranties made by the Borrower or the Guarantors in or pursuant to the Credit Agreement, as amended by this Amendment, and the other Loan Documents to which the Borrower or any of the Guarantors is a party or by which the Borrower or any of the Guarantors is bound, shall be true and correct in all material respects on and as of the Amendment Effective Date (except any such representations and warranties stated to be given as of a specific date other than the Amendment Effective Date).

                  3.03 All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in all respects in form and substance to the Administrative Agent, the Co-Agents and the Requisite Lenders.

                  3.04 No Event of Default or Default shall have occurred and be continuing on the Amendment Effective Date.

                  SECTION 4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lenders that (a) as of the date hereof no Event of Default or Default under the Credit Agreement shall have occurred and be continuing and (b) all of the representations and warranties of the Borrower contained in subsections 6.01(a) through (z) of the Credit Agreement and in any other Loan Document (as defined under the Credit Agreement) continue to be true and correct as of the date of execution hereof in all material respects, as though made on and as of such date (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

                  SECTION 5.  REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.

                  5.01 Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

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                  5.02 Except as specifically amended above, all of the terms of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

                  5.03 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, any Issuing Bank, either Co-Agents or the Administrative Agent under the Credit Agreement or any of the Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the Loan Documents.

                  SECTION 6. COSTS AND EXPENSES. The Borrower agrees to pay on demand in accordance with the terms of Section 13.02 of the Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of Sidley & Austin, counsel for the Administrative Agent with respect thereto.

                  SECTION 7. EXECUTION IN COUNTERPARTS. This Amendment may be executed and delivered in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same original agreement.

                  SECTION 8. GOVERNING LAW. This Amendment shall be interpreted, and the rights and liabilities of the parties determined, in accordance with the internal law of the State of New York.

                  IN WITNESS WHEREOF, this Amendment has been duly executed on the date set forth above.

                                           INSILCO CORPORATION

                                           By:
                                             --------------------------------
                                               Title:

                                           CITICORP USA, INC., as Administrative
                                           Agent, Co-Agent and as a Lender

                                           By:
                                             --------------------------------
                                               Title: Attorney-in-fact

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                                     GOLDMAN SACHS CREDIT PARTNERS L.P.
                                     (formerly Pearl Street, L.P.), as Co-
                                     Agent and as a Lender

                                     By:
                                       ----------------------------------
                                     Title:

                                     BANK OF AMERICA ILLINOIS

                                     By:
                                       ----------------------------------
                                     Title:

                                     BANQUE PARIBAS

                                     By:
                                       ----------------------------------
                                     Title:

                                     By:
                                       ----------------------------------
                                     Title:

                                     THE FIRST NATIONAL BANK OF CHICAGO

                                     By:
                                       ----------------------------------
                                     Title:

                                     ABN AMRO BANK N.V., PITTSBURGH BRANCH

                                     By: ABN AMRO NORTH AMERICA, INC., as
                                         Agent

                                     By:
                                       ----------------------------------
                                                Title:

                                     CAISSE NATIONALE DE CREDIT AGRICOLE

                                     By:
                                       ----------------------------------
                                     Title:

                                     THE FUJI BANK, LIMITED

                                     By:
                                         --------------------------------
                                     Title:

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                                     FIRST BANK NATIONAL ASSOCIATION

                                     By:
                                       ----------------------------------
                                     Title:

                                     THE BANK OF NEW YORK

                                     By:
                                       ----------------------------------
                                     Title:

                                     THE HUNTINGTON NATIONAL BANK

                                     By:
                                       ----------------------------------
                                     Title:

                                     THE BANK OF NOVA SCOTIA

                                     By:
                                       ----------------------------------
                                     Title:

                                     BANK OF SCOTLAND

                                     By:
                                       ----------------------------------
                                     Title:

                                     NATIONAL CITY BANK, COLUMBUS

                                     By:
                                       ----------------------------------
                                     Title:

                                     STAR BANK N.A.

                                     By:
                                       ----------------------------------
                                     Title:

                                     THE MITSUBISHI TRUST AND
                                     BANKING CORPORATION

                                     By:
                                        ---------------------------------
                                     Title:

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                                    GIROCREDIT BANK A.G. DER SPARKASSAN

                                    By:
                                       ----------------------------------
                                    Title:

                                    THE NIPPON CREDIT BANK, LTD., NEW YORK
                                    BRANCH

                                    By:
                                       ----------------------------------
                                    Title:

                                       -9-


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                                 ACKNOWLEDGMENT
                                 --------------

                  Reference is hereby made to the Subsidiary Guaranty dated as of November 21, 1994 (the "Subsidiary Guaranty"), to which each of the undersigned is a party, in favor of the Administrative Agent, the Co-Agents, the Lenders and the Issuing Banks. Each of the undersigned hereby consents to the terms of the foregoing Fifth Amendment to Credit Agreement and agrees that the terms thereof shall not affect in any way its obligations and liabilities under the undersigned's Guaranty or any other Loan Document, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed.

                                          TAYLOR PUBLISHING COMPANY

                                          By:
                                            ----------------------------------
                                              Title:

                                          ROLODEX CORPORATION

                                          By:
                                            ----------------------------------
                                              Title:

                                          ROLODEX DE PUERTO RICO, INC.

                                          By:
                                            ----------------------------------
                                              Title:

                                          SIGNAL TRANSFORMER CO., INC.

                                          By:
                                            ----------------------------------
                                              Title:

                                          SIGNAL CARIBE, INC.

                                          By:
                                            ----------------------------------
                                              Title:

                                          STEWART CONNECTOR SYSTEMS, INC.

                                          By:
                                           ----------------------------------
                                              Title:

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                                         STEWART STAMPING CORPORATION

                                         By:
                                           ----------------------------------
                                             Title:

                                         STEEL PARTS CORPORATION

                                         By:
                                          ----------------------------------
                                             Title:

                                         GREAT LAKE, INC.

                                         By:
                                           ----------------------------------
                                             Title:

                                         THERMAL COMPONENTS DIVISION, INC.

                                         By:
                                          ----------------------------------
                                             Title:


                                      -11-